UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                            Date of report (Date of earliest event reported): August 31, 2007 (September 4, 2007)

Magellan Petroleum Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                1-5507                                                                                06-0842255
                        (Commission File Number)                                                                  IRS Employer Identification No.)

                        10 Columbus Boulevard, Hartford, CT                                                                                                06106
                        (Address of Principal Executive Offices)                                                                                         (Zip Code)

860-293-2006
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
 Item 9.01 Financial Statements and Exhibits
 SIGNATURES
 EXHIBIT INDEX
 EX-99.1: COMPANY RELEASE

Item 2.02 Results of Operations and Financial Conditions

    On August 30, 2007, Magellan Petroleum Corporation (the "Company") filed with the Australian Securities and investments Commission and Australian Stock Exchange  ("ASX) in Australia a release and a report of preliminary, unaudited financail information with respect to the fiscal year ended June 30, 2007on Appendix 4E, in accordance with ASX rules & regulations.

    Copies of the Company's release and Appendex 4E report dated September 4, 2007 are furnished herewith as Exhibits 99.01 and are hereby incorporated herein by reference.

Item 9.01 Financial Statement and Exhibit

    The following documents are furnished together as an Exibit pursuant to Item 2.02 hereof:

        (c) Exhibits

99.01 Company release and attached Appendix 4E filing of the Company, dated September 4, 2007

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the unsigned, hereunto duly authorized.

                                MAGELLAN PETROLEUM CORPORATION

                                By: /s/ Daniel J. Samela

                                    Name:  Daniel J. Samela

                                    Title:     President, Chief Executive Officer

Dated: September 4, 2007

Exhibit No.                         Description                                                                                              Page No.

99.1              Company release and attached Appendex 4E fining of the Company, dated September 4, 2007.                             6

MAGELLAN PETROLEUM CORPORATION PROFIT REPORT
For the Year Ended June 30, 2007
(Dollars quoted are US$)

Magellan Petroleum Corporation recorded net income of $670,000 for the year ended June 30, 2007, compared to $749,000 for the previous fiscal year.

Revenues were up for the year by $4.1 million or 15.5%.

Oil sales increased approximately $1.3 million due to an increase in sales volume offset by a decrease in prices. Sales volume from the Nockatunga and Mereenie fields increased by 30,139 barrels, which was offset by a decrease in the Cooper Basin sales of 5,439 barrels.

Gas sales were up $2.3 million over 2006. This was essentially due to a 5% increase in sales to 5.988 Bcf in 2007 from 5.726 Bcf in 2006 and a 7% increase in the average price per MCF of A$3.24 in 2007 from A$3.04 in 2006.

Total costs and expenses increased $6.3 million over 2006 to $30 million.

Production costs decreased $1.2 million to $7 million in 2007. This was primarily due to expenditures for the Mereenie workover program which was completed in 2006.

Exploration and dry hole costs increased approximately $2.3 million to $5.5 million in 2007. The primary reason for the increase in 2007 was the higher drilling costs related to the Cooper Basin drilling program.

Depletion, depreciation and amortization increased $4.4 million to $10.7 million in 2007.  This increase was mostly due to depletion of the higher book value of MPAL’s oil and gas properties acquired during fiscal 2006, increased depletion in the Nockatunga project due to increased production and capitalized costs and increased depreciation on revised asset retirement obligations.

Auditing, accounting and legal expenses increased $230,000 in 2007 primarily because of increased legal fees related to the Australian Tax Office (ATO) audit (see Item 12) and required filings with the Australian stock exchange.  In addition, audit costs were higher in 2007 because of certain 2006 audit costs recorded in 2007.

Accretion expense increased $93,000 to $518,000 in 2007.  This was due mostly to accretion of the revised asset retirement obligations recorded in fiscal 2006.

There were no asset retirement settlement losses recorded in 2007. During the third quarter of 2006, the Company recorded an asset retirement settlement loss of $445,000 related to the Mereenie field.

An impairment loss of $984,000 was recorded in 2007 relating to the decreased value of the Kiana field in the Cooper Basin.  The net book value of the Kiana oil and gas property was written down to its future estimated discounted cash flow.

Other administrative expenses decreased $139,000 to $2.7 million in 2007 primarily due to a non-cash charge for directors’ stock option expense ($365,539) recorded in 2006 partially offset by increased directors fees ($32,778), insurance ($58,468) and office rent ($75,710) in 2007.

Further details are provided in the Preliminary Final Report to the Australian Stock Exchange, a copy of which is attached.

For further information, please contact Daniel Samela at (860) 293-2006.

MAGELLAN PETROLEUM CORPORATION ARBN 117 452 454
ADMINISTRATIVE OFFICE Hartford Square North 10 Columbus Blvd – 10th Floor HARTFORD CT 06106, USA	TELEPHONE (+1) 860 293 2006 FACSIMILE (+1) 860 293 2349 WEBSITE www.magpet.com

Rules 4.3A
Appendix 4E

Preliminary Final Report

Name of entity
MAGELLAN PETROLEUM CORPORATION

ABN		Financial Year Ended (‘Current Period’)
1.	117 452 454	30 June 2007

2.         Results for Announcement to the Market
		$US'000
2.1 Revenues from Ordinary Activities	up	15%	to	30,675

2.2Profit from Ordinary Activities after Income Tax attributable to Members	down	11%	to	670
2.3Net Profit for the period attributable to Members	down	11%	to	670

2.4Dividends (distributions)	Amount per security	Franked amount per security
Final dividend	N/A	N/A
Interim dividend	N/A	N/A

2.5Record date for determining entitlements to the dividend, (in the case of a trust, distribution)	N/A

2.6Brief explanation of any of the figures in ‘For Announcement to the Market’ section necessary to enable the figures to be understood:

3. Consolidated Statement of Financial Performance for the Financial Year Ended 30 June

	2007	2006
	Unaudited
Revenues:
Oil sales	$11,922,574	$10,615,761
Gas sales	16,396,334	14,060,968
Other production related revenues	2,356,317	1,885,706
Total revenues	30,675,225	26,562,435
Costs and expenses:
Production costs	6,965,641	8,220,013
Exploratory and dry hole costs	5,520,460	3,264,837
Salaries and employee benefits	1,549,277	1,448,004
Depletion, depreciation and amortization	10,693,415	6,308,608
Auditing, accounting and legal services	628,114	398,514
Accretion expense	517,856	425,254
Shareholder communications	459,298	449,561
Loss on settlement of asset retirement obligation	—	444,566
Gain on sale of field equipment	(10,346)	(119,445)
Impairment loss	984,171	—
Other administrative expenses	2,656,615	2,795,387
Total costs and expenses	29,964,501	23,635,299
Operating income	710,724	2,927,136
Interest income	1,669,798	1,268,641
Income before income taxes and minority interests	2,380,522	4,195,777
Income tax expense	1,710,974	1,678,980
Income before minority interests	669,548	2,516,797
Minority interests	—	(1,768,023)
Net income	$669,548	$748,774
Average number of shares:
Basic	41,500,325	28,353,463
Diluted	41,500,325	28,453,270
Per share (basic and diluted) Net income	$.02	$.03

Notes to the financial statements will be contained in Item 8 of the Company's Form 10-K for the fiscal year ended June 30, 2007.

4.         Consolidated Statement of Financial Position as at 30 June

	June 30,
	2007	2006
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$29,113,271	$21,882,882
Accounts receivable — Trade	1,994,376	4,809,051
Accounts receivable — Working Interest Partners	—	413,786
Marketable securities	2,242,909	539,675
Inventories	702,356	734,887
Other assets	337,805	317,496
Total current assets	34,390,717	28,697,777
Deferred income taxes	2,525,881	1,129,719
Marketable securities	1,400,000	—
Property and equipment, net:
Oil and gas properties (successful efforts method)	112,499,389	87,831,709
Land, buildings and equipment	2,846,433	2,448,790
Field equipment	912,396	789,921
	116,258,218	91,070,420
Less accumulated depletion, depreciation and amortization	(84,172,522)	(63,287,726)
Net property and equipment	32,085,696	27,782,694
Intangible exploration rights	5,323,347	5,323,347
Goodwill	5,086,301	5,646,747
Total assets	$80,811,942	$68,580,284

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,130,234	$1,856,515
Accounts payable-working interest partners	179,132	—
Accrued liabilities	1,482,898	1,919,739
Income taxes payable	1,647,137	101,746
Total current liabilities	5,439,401	3,878,000
Long term liabilities:
Deferred income taxes	1,716,102	1,435,583
Asset retirement obligations	9,456,088	7,147,261
Total long term liabilities	11,172,190	8,582,844
Commitments	—	—
Stockholders’ equity:
Common stock, par value $.01 per share:
Authorized 200,000,000 shares Outstanding 41,500,325 and 41,500,138	415,001	415,001
Capital in excess of par value	73,153,002	73,145,577
Total capital	73,568,003	73,560,578
Accumulated deficit	(13,743,140)	(14,412,688)
Accumulated other comprehensive loss	4,375,488	(3,028,450)
Total stockholders’ equity	64,200,351	56,119,440
Total liabilities, minority interests and stockholders’ equity	$80,811,942	$68,580,284

Notes to the financial statements will be contained in Item 8 of the Company's Form 10-K for the fiscal year ended June 30, 2007.

5.	Consolidated Statement of Cash Flows for the Financial Year Ended 30 June

	2007	2006
	Unaudited
Operating Activities:
Net income	$669,548	$748,774
Adjustments to reconcile net income to net cash provided by operating activities:
Gain from sale of field equipment	(10,346)	(119,445)
Depletion, depreciation and amortization	10,693,415	6,308,608
Accretion expense	517,856	425,254
Deferred income taxes	(940,104)	(157,300)
Director’s options expense	7,425	375,439
Minority interests	—	1,768,023
Exploration and dry hole costs	4,871,865	2,997,026
Loss on settlement of asset retirement obligation	—	444,566
Impairment loss	984,171	—
Increase (decrease) in operating assets and liabilities:
Accounts receivable	3,289,598	(774,696)
Other assets	(20,309)	209,207
Inventories	143,951	(170,664)
Accounts payable and accrued liabilities	(509,665)	(368,724)
Income taxes payable	1,426,310	74,416
Net cash provided by operating activities	21,123,715	11,760,484
Investing Activities:
Additions to property and equipment	(9,461,909)	(5,694,791)
Proceeds from sale of field equipment	10,346	119,445
Oil and gas exploration activities	(4,871,865)	(2,997,026)
Acquisition of minority interest in MPAL	(88,432)	(3,630,374)
Marketable securities matured	1,855,609	5,044,574
Marketable securities purchased	(4,958,843)	(2,367,707)
Net cash used in investing activities	(17,515,094)	(9,525,879)
Financing Activities:
Dividends to MPAL minority shareholders	—	(765,641)
Net cash used in financing activities	—	(765,641)
Effect of exchange rate changes on cash and cash equivalents	3,621,768	(1,319,457)
Net increase in cash and cash equivalents	7,230,389	149,507
Cash and cash equivalents at beginning of year	21,882,882	21,733,375
Cash and cash equivalents at end of year	$29,113,271	$21,882,882
Cash Payments:
Income taxes	1,441,326	1,773,727
Interest	—	—

For 2006, non-cash charges to oil & gas properties ($4,336,896), intangible exploration rights ($5,323,347), goodwill
($7,243,751), deferred tax liabilities ($2,898,073), minority interests ($18,583,046) and equity ($28,601,582) resulted from the acquisition of the minority MPAL shares.

In addition, non-cash asset retirement obligations increased as a result of a revision in estimates by $1,667,877 in 2006.

Notes to the financial statements will be contained in Item 8 of the Company's Form 10-K for the fiscal year ended June 30, 2007.

6.         Dividends

No dividends paid

7.         Details of Dividend or Distribution Reinvestment Scheme

N/A

8.         Consolidated Accumulated Deficit

June 30, 2006	$(14,412,688)
Net income	669,548
June 30, 2007	$(13,743,140)

9.         Net Tangible Assets per Security

Not required

10.      Control Gained over Entities having Material Effect

N/A

Loss of Control of Entities having Material Effect

N/A

11.      Details of Associate and Joint Venture Entities

N/A

12.       Other Significant Information

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 is an interpretation of FASB Statement No. 109 “Accounting for Income Taxes” and must be adopted by the Company July 1, 2007. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting, and disclosing in the financial statements uncertain tax positions that the company has taken or expects to take in its tax returns.  Under FIN 48, the Company is able to recognize a tax position based on whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company has presumed that its positions will be examined by the appropriate taxing authority that has full knowledge of all relevant information.  The second step of FIN 48 adoption is measurement. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements.  The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. An uncertain income tax position will not be recognized if it does not meet the more-likely-than-not threshold.

MPAL, the Company’s wholly-owned Australian subsidiary, has been notified that the Australian Taxation Office (“ATO”) is conducting an audit of the Australian income tax returns of MPAL and its wholly owned subsidiaries for the years 1997- 2005. The ATO inquiry is focused on certain income tax deductions claimed by Paroo Petroleum Pty. Ltd., a wholly-owned subsidiary of MPAL. MPAL has been and will continue to cooperate with the ATO’s inquiry, has retained the services of experienced Australian tax counsel and will also be represented by its Australian tax advisors. MPAL was previously advised to expect to receive a position paper from the ATO setting forth the ATO’s position with respect to these previous deductions.  However, as of June 30, 2007 and the date of filing hereof, MPAL has not received the ATO’s position paper.  As a result, the Company is unable at this time to determine whether an assessment will result from the ATO’s audit or the magnitude of any possible assessment, if any such assessment is issued.  However, the Company believes that if an assessment is issued by the ATO and if such assessment is upheld, it could have a material adverse impact on the Company’s financial condition, results of operations and cash flows.   Regardless of the receipt of the position paper, pursuant to the requirements of FIN 48 discussed above, the Company is currently reviewing what amounts related to the ATO tax matter will be disclosed in the Company’s financial statements and footnotes for its annual report on Form 10-K (to be filed with the SEC and the ASX on or before September 28, 2007) and what amounts, if any, related to the ATO tax matter will be recorded in the Company’s financial statements upon the Company’s adoption of FIN 48 as of July 1, 2007, when the Company files its quarterly results for the first quarter of fiscal year 2008.   As of June 30, 2007, the Company is currently evaluating its remaining tax positions and management does not believe that the remaining tax positions will have a material impact on the Company’s financial condition, results of operations and cash flows.

13.       Accounting Standards for Foreign Entities

US Generally Accepted Accounting Principles

14.           Commentary on Results for the Period

See attached Media Release.

15.	Impact of Adopting Australian Equivalents to IFRS

N/A

16.  Audited Accounts

This Report is based on accounts which are in the process of being audited.

17.           Likely Dispute or Qualification

N/A

Date:     _August 31,2007________________________________

      By:   /s/ Daniel J. Samela
                 Daniel J. Samela
               President, Chief Executive Officer and
               Chief Accounting and Financial Officer